Exhibit 99.1

    PURCHASER SELECTION HEARING DATE: JUNE 24, 2005 AT 10:00 A.M. (EASTERN TIME)


WEIL, GOTSHAL & MANGES LLP
Attorneys for the Debtors and
Debtors in Possession
767 Fifth Avenue
New York, New York 10153
(212) 310-8000
John J. Rapisardi, Esq. (JR 7781)
Michael F. Walsh, Esq. (MF 8000)


UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
--------------------------------------X
IN RE                                 :
                                      :        CHAPTER 11 CASE NO.
WESTPOINT STEVENS INC., ET AL.,       :        03-13532 (RDD)
                                      :        (JOINTLY ADMINISTERED)
                                      :
               DEBTORS.               :
--------------------------------------X


                         NOTICE OF SUCCESSFUL BIDDER AT
                   JUNE 23, 2005 AUCTION WITH RESPECT TO SALE
                   OF SUBSTANTIALLY ALL OF THE DEBTORS' ASSETS
                   -------------------------------------------


           PLEASE TAKE NOTICE that on April 15, 2005, WestPoint Stevens Inc. ("WestPoint") and the above-captioned debtors, as debtors and debtors in possession in these chapter 11 cases (collectively, the "Company" or the "Debtors") filed a motion with the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court") for an order approving bidding procedures and forms of notice in connection with the sale of substantially all the Debtors' assets (the "Assets"), free and clear of liens, claims, encumbrances, and other interests. On April 22, 2005, the Bankruptcy Court entered an order (the "Bidding Procedures Order") approving bidding procedures in connection with such sale.

           PLEASE TAKE FURTHER NOTICE that, in accordance with the Bidding Procedures Order, on April 27, 2005, the Debtors mailed notice to all of their known creditors of the entry of the Bidding Procedures Order, the deadline for the submission of bids for the Assets (the "Bidding Deadline"), and the scheduled date of the auction (the "Auction") and hearing to consider their selection of a purchaser (the "Purchaser Selection Hearing").

           PLEASE TAKE FURTHER NOTICE that the Debtors conducted the Auction on June 23, 2005 beginning at 11:00 a.m. (Eastern Time) at the offices of Weil, Gotshal & Manges LLP, located at 767 Fifth Avenue, New York, New York. The following Qualified Bidders (as defined in the Bidding Procedures Order) and their counsel were present at the Auction: New Textile Co. (an entity acting on behalf of the First Lien Lender Steering Committee and WL Ross & Co. LLC), and Textile Co., Inc. (an entity owned and controlled by American Real Estate Holding Limited Partnership ("AREH")). Counsel for the Debtors, the agent for the First Lien Lenders, the agent for the Second Lien Lenders, and the official committee of unsecured creditors were also present at the Auction.

           PLEASE TAKE FURTHER NOTICE that the Auction concluded with the Debtors selecting Textile Co., Inc. (an entity owned and controlled by AREH) (the "Purchaser") as the higher or best bidder of the Assets. Accordingly, the Debtors and the Purchaser entered into an asset purchase agreement, dated June 23, 2005 (the "Agreement"), subject to Bankruptcy Court approval. Pursuant to the Agreement, the Purchaser will provide consideration valued at approximately $703.0 million, as follows: (i) the direct purchase by AREH of 17.5% of newly issued shares of stock (the "Shares") in the new company, which is the parent of the Purchaser, for $187 million; (ii) the First Lien Lenders will receive 35% of the Shares, (iii) the First Lien Lenders and, to the extent determined by the Bankruptcy Court, the Second Lien Lenders will receive, in the aggregate, the right to acquire up to an additional 47.5% of the Shares for an aggregate purchase price of $125 million; (iv) the payment in full of all outstanding indebtedness under the DIP Credit Agreement; (v) the satisfaction of all Other Secured Claims; (vi) the assumption of other specified liabilities; and (vii) $3 million in respect of wind-down costs.

           PLEASE TAKE FURTHER NOTICE that the Debtors will seek approval of their selection of Textile Co., Inc. as Purchaser of the Assets and their entry into the Agreement at the Purchaser Selection Hearing, which will be held before the Honorable Robert D. Drain, United States Bankruptcy Judge, in Room 610 of the United States Bankruptcy Court, Alexander Hamilton Custom House, One Bowling Green, New York, New York, on JUNE 24, 2005, AT 10:00 A.M. (EASTERN TIME) or as soon thereafter as counsel may be heard. The Purchaser Selection Hearing may be adjourned from time to time without further notice except by announcement of the adjourned dates at the hearing or any adjournment thereof.


Dated:  New York, New York
        June 23, 2005

                                             /s/ John J. Rapisardi
                                             ----------------------------------
                                             John J. Rapisardi, Esq. (JR 7781)
                                             Michael F. Walsh, Esq. (MF 8000)
                                             WEIL, GOTSHAL & MANGES LLP
                                             767 Fifth Avenue
                                             New York, New York 10153
                                             Telephone: (212) 310-8000
                                             Facsimile: (212) 310-8007

                                             ATTORNEYS FOR DEBTORS AND
                                             DEBTORS IN POSSESSION




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